As filed with the Securities and Exchange Commission on February 3, 2010
Registration No. 333-161943

SECURITIES AND EXCHANGE COMMISSION

FORM S-1/A
Amendment No. 4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPORT ENDURANCE, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	2086	26-2754069
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

SPORT ENDURANCE, INC.
1890 South 3850 West
Salt Lake City, Utah 84104

Tel.: (877) 255-9218
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-8104

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Law Office of Leo J. Moriarty
12534 Valley View Street #231
Garden Grove, California 92845
Telephone 714-305-5783
Facsimile 714-316-1306
E- Mail LJMLegal@aol.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	8,200,000	$0.001	$8,200	$

(1)                                 This Registration Statement covers the resale by our selling shareholders of up to 8,200,000 shares of common stock previously issued to such selling shareholders.

(2)                                 The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.001 a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 3, 2010

PROSPECTUS

SPORT ENDURANCE, INC.

8,200,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.001 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE S.E.C. NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  February 3, 2010

Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Sport Endurance,” “Sport”,” Company,” “we,” “us” and “our” refer to SPORT ENDURANCE, INC.

Overview

We were incorporated in the State of Nevada on January 3, 2001 under the name of Cayenne Construction, Inc.  The Company ceased all development stage operations in 2002.  The Company was dormant from 2002 until July of 2009.  The Company has had no revenues or expenses for this time period.

The Company was revived on July 28, 2009 in order to enter into the energy Gel Cap and energy drink market. The Company changed its name to Sport Endurance, Inc. in August 2009.  On August 20, 2009 Robert Timothy acquired controlling interest in Sport Endurance, Inc.

Sport Endurance, Inc. is presently marketing for sale one Soft-Gel capsule (named Sport Endurance 8-hour Energy Soft-Gels).

Sport Endurance has not commenced its major operations of having its one product a soft-gel capsule named Sport Endurance 8-hour Energy Soft-Gels, manufactured by an unaffiliated outside provider (Soft Gel Technologies, Inc. (SGTI) and the Company has not distributed the product to anyone.  The company is presently marketing Sport Endurance 8-hour Energy Soft-Gels in the Salt Lake City, Utah area.  The company will not have any 8-hour Energy Soft-Gels manufactured until the company has sold the product to an end user.  Sport Endurance is considered a development stage company because it has not commenced its major operations. In addition the company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

The competition for and difficulty in selling energy Gel Caps may affect our ability to develop profitable operations in the future.  Companies that are engaged in energy Gel Caps, retail products, include large, established companies with substantial capabilities and long earnings records.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Sport Endurance is a development stage company and in the absent of revenues and operations the Independent Audit Report dated September 11 , 2009, cites a going concern. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months.  We will have to seek other sources of capital.

We established the minimum amount of $75,000 that the company will need to raise through debt instruments such as bank loans, or private financing so that operations could start, in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the company will be able to obtain any bank loans or private financing.

In 2011 Sport Endurance, Inc. intends to market and distribute quality beverage, snacks and dietary supplements products.

In 2011 the company intends to offer Shocking Great Taste energy drinks in 6 flavors. Mango Cream, Raspberry Cream, Fruit Punch, Tropical, Doo Drop and Cran-Grape. The company intends to offer regular and sugar free versions of Mango Cream.

In January of 2011, Sport Endurance intends to launch sugar free energy shots. The sugar free shots would be offered in 4 flavors, Mango, Tropical, Fruit Punch and Raspberry.

Where You Can Find Us

Our principal executive office is located at SPORT ENDURANCE, INC. 1890 South 3850 West Salt Lake City, Utah 84104 and our telephone number is. (877) 255-9218.  Our Internet address is http://www.sportenduranceinc.com

INTERNET ADDRESS
Our Internet address is http://www.sportenduranceinc.com

The company was unable to obtain the web domain name of sportendurance.com before October 30, 2009. On October 30, 2009 the company registered the web domain name of sportenduranceinc.com for its company website location. The website posted in October of 2009 at http://www.sebev.net was a web site designer’s proposed site for Sport Endurance, Inc.   The www.sebev.net was to be a controlled proposed future site for the company’s Officers only and not for the public’s use.  The www.sebev.net depicted what the web designer thought Sport Endurance, Inc. could look like one year from now.

This site was not authorized by Sport Endurance, Inc. and has been removed. The company does not have any products being produced in house.  The company does not have a National presence nor does the company have any distribution in retail outlets such as 7-11, Flying J. Piggly Wiggly and The Sports Authority.  The company has no revenues and does not private label any business.
Our Internet address is http://www.sportenduranceinc.com

The Offering

Common stock offered by selling security holders	8,200,000 shares of common stock. This number represents approximately 13% of our current outstanding common stock (1).

Common stock outstanding before the offering	57,200,000 common shares as of November 30 , 2009 .

Common stock outstanding after the offering	57,200,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

(1)	Based on 57,200,000 shares of common stock outstanding as of November 30 , 2009.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of and for each of the three month periods ended November 30 , 2009 and November 30, 2008, and the period from Inception (January 3, 2001) through November 30 , 2009. The financial statement data as of and for each of the three month periods ended November 30 , 2009 and 2008 have been derived from our unaudited financial statements. The results of development stage operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALY

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the three		For the		January 3, 2001
	months ended		year ended		(inception) to
	November 30,		August 31,		November 30,
	2009	2008	2009	2008	2009
	(Unaudited)				(Unaudited)

Revenue	$-	$-	$-	$-	$-

Operating expenses:
General and administrative	1,112	-	-	-	4,312
Professional fees	8,500	-	-	-	133,500

Total operating expenses	9,612	-	-	-	137,812

Net operating loss	(9,612)	-	-	-	(137,812)

Offering costs	-	-	-	-	(13,000)

Loss before provision for income taxes	(9,612)	-	-	-	(150,812)

Provision for income taxes	-	-	-	-	-

Net (loss)	$(9,612)	$-	$-	$-	$(150,812)

Weighted average number of common shares
outstanding - basic and fully diluted	57,200,000	29,200,000	29,797,808	29,200,000

Net (loss) per share - basic and fully diluted	$-	$-	$-	$-

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

WE HAVE NO OPERATING HISTORY AND EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. SHOULD WE CONTINUE TO INCUR LOSSES FOR A SIGNIFICANT AMOUNT OF TIME, THE VALUE OF YOUR INVESTMENT IN THE COMMON SHARES WILL BE AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

We were incorporated in the State of Nevada on January 3, 2001 under the name of Cayenne Construction, Inc.  The Company ceased all development stage operations in 2002.  The Company was dormant from 2002 until July of 2009.  The Company has had no revenues or expenses for this time period.

The Company was revived on July 28, 2009 in order to enter into the energy Gel Cap and energy drink market. The Company changed its name to Sport Endurance, Inc. in August 2009.  On August 20, 2009 Robert Timothy acquired controlling interest in Sport Endurance, Inc. The company has no operating history from inception to Prospectus date.

Presently we have no revenues and development stage operating loss from inception to November 30 , 2009   of $ 150,812 .   We expect to incur further losses for the foreseeable future due to additional costs and expenses related to:

●
The implementation of our direct sales model through Mr. Timothy and Mr. Schuurman through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $15,000 toward marketing materials which include filers, broachers, website design.  The company intends to allocate these funds as soon as they are available.

●
The development of strategic relationships with convenience stores in the Salt Lake City, Utah, area will cost the company at least $10,000. We need to educate convenience stores buyers about our products and work to obtain shelf space. We shall do this through direct sales and direct mail.  The company intends to allocate $5,000 as soon as funds are available to the company and $5,000 six months later when the funds become available.

●
Software and hardware updates to maintain service and maintain the company office will cost the company at least $3,000.  As a direct sales company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The company intends to allocate these funds with four month of the funds becoming availabe

●
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $30,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover office rent, at $1,995 per month, audit fees, legal and all other management expenses such as those from industry consultants and advisors.  The company intends to pay its lease payments on a timely basis on the first of every month and pay audit fees and legal and all other management fees as they become due.

●
Manufacturing and packaging of 8 hour Energy Gel Caps - production of 26,584 6-pack cards will cost the company at least $17,000.  We would need $6,300- manufacturing of 159,504 capsules, $6,100- packaging into 6 pack blister cards, $500- packaging 12, 6 pack blister cards into a box, and $150- packaging 12 boxes into a master case. Delivery costs to Salt Lake City, Utah office $3,000 and $950 delivery to customer. The company intends to allocate funds to manufacturing, packaging and shipping only after a purchase order has been delivered to the company. (The company does not have a minimum amount that it must contract for in manufacturing or packaging its product.  The above costs are for the amounts stated.)

ONCE TRANSACTING BUSINESS, THE COMPETITION FOR AND DIFFICULTY IN SELLING ENERGY SOFT GEL CAPSULES COULD AFFECT OUR ABILITY TO DEVELOP PROFITABLE OPERATIONS.

Many companies that are engaged in the energy gel capsule business include large, established companies with substantial capabilities and long earnings records. We may be at a competitive disadvantage in promoting our Sport Endurance 8 hour soft Gel capsule, as we must compete with these companies, many of which have greater financial resources and larger technical staffs than we do.

WE HAVE NO OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A YOUNG COMPANY.

We were incorporated in the State of Nevada on January 3, 2001 under the name of Cayenne Construction, Inc.  The Company ceased all development stage operations in 2002.  The Company was dormant from 2002 until July of 2009.  The Company has had no revenues or expenses for this time period.

The Company was revived on July 28, 2009 and changed its name to Sport Endurance, Inc. in August 2009.  In August 2009 Robert Timothy acquired controlling interest in Sport Endurance, Inc.

We revived the company on July 28, 2009 and began developmental stage operations in August 2009.  We have a no  operating history for investors to evaluate the potential of our business development. We will begin to  market our one product in the Salt Lake City, Utah, area and development our brand name. In addition, we also face many of the risks and difficulties inherent in introducing a new product. These risks include the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our service; and
●	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to raise additional capital and bring our service and products to the marketplace, which requires careful planning to provide a service and products that meets customer standards without incurring unnecessary cost and expense.

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services and product will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us to conduct existing and planned business research, development of products and associate offices, and marketing of our existing and future services and products. Currently, we have no established bank-financing arrangements and as of November 30 , 2009 the company has $ 2,231 in working capital.  We would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our future development stage operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business development stage operations.   Presently no other sources have been identified and it is unknown if any other sources will be identified.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Sport Endurance will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase over the next 12 months our marketing and advertising budgets as funding allows. If we are unable to economically promote or maintain our brand, then our business, results of development stage operations and financial condition could be severely harmed. We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations and we do not have any customers.

FUTURE BUSINESS OPEARTIONS VIA THE INTERNET MAY SUBJECT US TO A NUMBER OF LAWS AND REGULATIONS TO BE ADOPTED WITH RESPECT TO THE INTERNET MARKETPLACE, AND THE UNCERTAINTY RELATED TO THE APPLICATION OF MANY EXISITNG LAWS TO THE INTERNET MARKETPLACE CREATES UNCERTAINITY TO OUR BUSINESS DEVELOPMENT.

At present, selling Soft-Gel Caps and energy drinks is not a government-regulated industry, so we do not need to obtain governmental approval to market and sell our products over the Internet, except that we are subject to the laws and regulations generally applicable to businesses and directly applicable to offline and online commerce. However, because the Internet is interstate in nature, we are able to offer our products across the country.

In addition, our management is not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption, and other intellectual property issues, taxation, libel and export or import matters, because the vast majority of these laws were adopted prior to the advent of the Internet, and therefore, do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws that are intended to address these issues could create uncertainty in the Internet marketplace, which could in the future reduce demand for our products or increase our cost of development stage operations as a result of litigation or arbitration.   Presently we have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations.

OUR FUTURE SUCCESS RELIES UPON A COMBINATION OF PATENTS AND PATENTS PENDING, PROPRIETARY TECHNOLOGY AND KNOW-HOW, TRADEMARKS, CONFIDENTIALITY AGREEMENTS AND OTHER CONTRACTUAL COVENANTS TO ESTABLISH AND PROTECT OUR INTELLECTUAL PROPERTY RIGHTS. IF OUR PRODUCTS ARE DUPLICATED OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.

Presently we do not have any applications submitted for trademark protection for "Sport Endurance” and our slogan "Shocking Great Taste," when funding permits we will apply for trademark protection.

Sport Endurance and Shocking Great Taste has not been approved. Because intellectual property protection is critical to our future success, we intend to rely heavily on trademark, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect proprietary rights. However, effective trademark, service mark and trade secret protection may not be available in every country in which we intend to sell our products and services online. Unauthorized parties may attempt to copy aspects of our products or to obtain and use our proprietary information. As a result, litigation may be necessary to enforce our intellectual property rights to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of recourses and could significantly harm our business and operating results.

Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of intended trademarks and other proprietary rights.

There can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. The loss of such rights (or the failure by us to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS.  IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS.  AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended November 30 , 2009 that we have not made a profit. As of November 30 ,  2009,  we had a cumulative loss of  $ 150,812 ,  They  further  stated  that the uncertainty  related to these  conditions  raised  substantial  doubt  about our ability to continue as a going  concern.   At November 30 , 2009, our cash was $ 236.   We do not currently have sufficient capital resources to fund operations.  To stay in business,  we will need to raise additional capital through public or private sales  of  our  securities,  debt  financing  or  short-term  bank  loans,  or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans.  However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money  through debt  financing  or bank loans,  we may be required to secure the financing  with  some or all of our  business  assets,  which  could  be sold or retained by the  creditor  should we default in our payment  obligations.  If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY IS GOVERNED BY MR. ROBERT TIMOTHY, OUR SOLE DIRECTOR, CHIEF EXECUTIVE OFFICER, PRESIDENT, AND SECRETARY, (PRINCIPAL EXECUTIVE OFFICER),  AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. ROBERT TIMOTHY, our Chief Executive Officer, President, Secretary, and Sole Director (Principal Executive Officer), makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function.  There will be no segregation of executive  duties and there may not be effective  disclosure  and  accounting  controls to comply with applicable  laws and  regulations,  which could result in fines,  penalties  and assessments against us.  Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail.  In addition, Mr. Timothy will exercise full control over all matters that typically require the approval of a Board of Directors.  Mr. Timothy’s actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company

Our Chief Executive Officer, President, Secretary, and Sole Director (Principal Executive Officer), Mr. Timothy, exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions.  We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Timothy, conflicts of interest and similar matters.

THE COMPANY IS HEAVILY RELIANT ON MR. ROBERT  TIMOTHY,  OUR CHIEF EXECUTIVE OFFICER, PRESIDENT,  SECRETARY,  AND SOLE DIRECTOR (PRINCIPAL EXECUTIVE OFFICER ),  AND, AS SUCH, THE LOSS OF HIS SERVICES COULD HAVE  SIGNIFICANT  MATERIAL ADVERSE EFFECT ON THE COMPANY.

The Company is heavily dependent on the efforts of Mr. Timothy, its Chief Executive Officer, President, Secretary, and Sole Director (Principal Executive Officer).  The loss of his services could have a material adverse effect on the Company.  The Company currently does not maintain key man life insurance on this individual. Mr. Timothy has experience and past expertise in the energy drink business.  There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.   The company has no plans of entering into an employment agreement with Mr. Timothy.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business development stage operations.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support developmental stage operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common or preferred stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our developmental stage operations, cash flows and financial condition, developmental stage operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Timothy beneficially owns approximately 60%   of our capital stock with voting rights.  In this case, Mr. Timothy will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our developmental stage operating businesses.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, no operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks and uncertainties.  We use words such as "anticipate", “expect", “intend", "plan", "believe",  "seek" and  "estimate",  and  variations  of these words and similar expressions to identify such  forward-looking  statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements  for many  reasons,  including the risks faced by us described in the preceding  "Risk  Factors"  section  and  elsewhere  in this  prospectus.  These forward-looking statements address, among others, such issues as:

*                 future earnings and cash flow
*                 development projects
*                 business strategy
*                 expansion and growth of our business and operations
*                 our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the  circumstances.  However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past developmental stage operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, no operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of the 8,200,000 shares of our common stock held by 21 shareholders. Such shareholders include the holders of the 3,000,000 shares of its $.001 par value common stock during May 2001 in a private placement under Rule 506 of the Securities Act of 1933 for $15,000 in cash, or $0.005 per share there are a total of nineteen individual investors. Due to a lack of operations, management believes the purchase price of $0.005 per share is representative of fair value.  One shareholder Joseph Scarpello performed legal services for the shares in 2002. In addition, we are also registering a total of 5,000,000 shares to one (1) company SLC AIR, INC. who purchased 5,000,000 shares from the Joseph Scarpello in December of 2007 for a total of $5,000.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 31, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering
1	Alex Cormier	240,000	240,000	0	0
2	Salim Breidy	225,500	225,500	0	0%
3	Raphael Miranda	225,500	225,500	0	0%
4	Maritza Cormalis	225,500	225,500	0	0%
5	Roland Perez	225,500	225,500	0	0%
6	Blanca Martinez	225,500	225,500	0	0%
7	Antoine Breidy	225,500	225,500	0	0%
8	World wide investment Banking (1)	225,500	225,500	0	0%
9	Alexis Inge	225,500	225,500	0	0%
10	Rily Inge	155,000	155,000	0	0%
11	Hydro Seal (2)	225,500	225,500	0	0%
12	Susan Zavisa	240,000	240,000	0	0%
13	Lazardo Machado	225,500	225,500	0	0%
14	Dan Wentz	20,000	20,000	0	0%
15	Ismael Lassalle	20,000	20,000	0	0%
16	Scott Hata	20,000	20,000	0	0%
17	J.V. Egan Construction (3)	20,000	20,000	0	0%
18	Scott Roelofs	10,000	10,000	0	0%
19	Fred Gonzales	20,000	20,000	0	0%
20	Joseph Scarpello	200,000	200,000
21	SLC AIR, INC. (4)	5,000,000	5,000,000	0	0%

	TOTAL:	8,200,000	8,200,000

Beneficial owners, control persons

(1)	World wide investment Banking, Saleim Breidy , control person, majority shareholder.
(2)	Hydro Seal, Lee Sheppard, control person, majority shareholder.
(3)	J.V. Egan Construction, James V. Egan, control person, majority shareholder.
(4)	SLC AIR, INC., Anthony Gallalizeau , control person, majority shareholder.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates (1)
-	are broker-dealers or affiliated with broker-dealers.

(1)  Joseph Scarpello was the sole Director, President and Chief Executive Officer of Cayenne Construction, Inc. from February 10, 2002 through August 20, 2009.  He presently owns 200,000 shares of the company stock, which he obtained in 2002.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.001 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.001 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,352.00. The majority of these expenses have already been paid and are included in the financial statement.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering pursuant to FINRA Rule 2710.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 57,200,000 shares of common stock issued and outstanding.

The holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the security holders.  We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder.  We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.  Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

COMMON STOCK:  The securities being offered by the selling security holders are shares of our Common stock.

Common and Preferred Stock

We are presently authorized to issue 90,000,000 shares of $.001 par value common stock. Currently we have 57,200,000 shares of common stock issued and outstanding. We are also authorized to issue 10,000,000 shares of $.001 par value preferred stock.  Currently we have 2,000,000 shares of preferred stock issued and outstanding. Class A preferred shares provides for, at the holders’ option, a 1 to 3 conversion to common stock i.e. for every one share of Class A preferred stock converts to 3 shares of common stock. Additionally, for every 1 share of Class A preferred stock equals 3 common share votes. There is no conversion fee associated with the preferred shares. Class A preferred shares have no dividends rights and no liquidation rights. At liquidation Class A preferred shares may convert to common shares.  Class A preferred shares have no registration rights.  Class A preferred shares have no other rights.

All shares when issued will be fully paid and non-assessable. All common stock shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders’ meeting. Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such a distribution to shareholders.

 There are no conversion rights, pre-emptive or other subscription rights or privileges with respect to common shares. Reference is made to our Articles of Incorporation and certificate of designation of preferences, rights and limitations of class A preferred stock.

Our shares do not have cumulative voting rights; consequently the holders of more the 50% of the shares voting for each election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors. We will furnish annual reports to our shareholders, which will include financial statements and other interim reports as we deem appropriate.

Warrants

We currently have no issued or outstanding warrants.

Liquidation Rights

Upon our liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities. Preferred shares have no special liquidation rights.

Voting Rights

Holders of our common shares are entitled to cast one vote for each share on common stock held of record at all shareholders meetings for all purposes. Holders of our Class A preferred stock cast 3 votes for each share held.

Amendment of our Bylaws

Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors

Other Rights

Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. There is no provision in our charter or by-laws that would delay defer or prevent a change in control of us. Preferred Class A, shares have conversion rights to common shares. Preferred Class A converts to 3 shares of common stock for each share held.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  We intend to engage a stock transfer agent in the near future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Law Office of Leo J. Moriarty.   The financial statements attached hereto were audited by M & K CPAS.  Neither The Law Office of Leo J. Moriarty nor M & K CPAS, has any interest contingent or otherwise in Sport Endurance, Inc.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC and associates Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

General Overview

Sport Endurance, Inc. was incorporated in the State of Nevada on January 3, 2001 under the name of Cayenne Construction, Inc.  The Company changed its name to Sport Endurance, Inc. in August of 2009.

Sport Endurance, Inc. is presently marketing one Soft-Gel capsule (named Sport Endurance 8-hour Energy Soft-Gels).  The Company intends to offer energy drinks and energy shots in 2011.

Sport Endurance has not commenced its operations of having its one product a soft-gel capsule named Sport Endurance 8-hour Energy Soft-Gels, manufactured by an unaffiliated outside provider (Soft Gel Technologies) and the Company has not distributed the product to anyone.  The company is presently marketing Sport Endurance 8-hour Energy Soft-Gels in the Salt Lake City, Utah area.  Sport Endurance is considered a development stage company because it has not commenced its operations. In addition the company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

The Company’s offices are located at 1890 South 3850 West Salt Lake City, Utah, 84104. The Company’s Telephone number is (877) 255-9218.

ORGANIZATON WITHIN LAST FIVE YEARS

SPORT ENDURANCE, INC. (the "Company" or the "Registrant") was formerly known as Cayenne Construction, Inc. and was originally incorporated in the State of Nevada on January 1, 2001. The Company was in the business of reselling concrete.  The Company ceased development stage operations in the concrete business in 2002.  In July of 2009, the board of directors of the Company revived the Nevada Corporation under the name SPORT ENDURANCE, INC.

The purpose of reviving the Nevada Corporation was to develop the business of Sport Endurance energy Gel-Caps.   The revival was completed by the filing of Articles of Revival with the Secretary of State of Nevada on July 28, 2009.  The Company changed its name on August 6, 2009 to SPORT ENDURANCE, INC.  In August 2009 Robert Timothy purchased the majority shares of SPORT ENDURANCE, INC. and became the President and sole Director of the company.

At this time, the company is marketing its energy Gel-Caps to convenience stores in the Salt Lake City, Utah area.  The company intends  to market its energy Gel Caps through a combination of direct sales, referrals and networking within the industry. To date the company has not generated any sales. Upon a purchase order being placed with Sport Endurance for the Sport Endurance 8-hour Energy Soft-Gels the company intends to contract with Soft Gel Technologies Inc to manufacture the 8-hour Energy Soft Gel.  After the 8-hour Energy Soft-Gel is manufactured the company intends to enter into a contract with Traco Manufacturing Inc for packaging. Sport Endurance intends to have Soft Gel Technologies ship the manufactured Gel Caps to Traco for packaging.  Traco will then deliver the packaged 8-hour Energy Soft-Gel to Sport Endurance.  Sport Endurance intends to deliver the finished product to the customer in the Salt Lake City, Utah area. Soft Gel Technologies has not produced any 8-hour Energy Gels to date.  Soft Gel Technologies has not produced any test samples to date. Sport Endurance does not have a formal contact with Soft Gel Technologies or Traco Manufacturing at this time.

Over the next twelve months, Sport Endurance, Inc. plans to build out its reputation and network in the energy Gel-Cap industry, thereby attracting new clients. Presently the company does not have any clients.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional capital through debt instruments such as bank loans, or private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

If the $75,000 is raised the twelve month operating plan shall be as follows (Furthermore, in raising the $75,000 capital, the Company would not move into operations until it has sold its 8-hour Gel Caps and created revenue. The company does not plan on raising additional capital to manufacture and inventorying 8-hour Gel Caps.

●
The implementation of our direct sales model through Mr. Timothy and Mr. Schuurman through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $15,000 toward marketing materials which include filers, broachers, website design.  The company intends to allocate these funds as soon as they are available.

●
The development of strategic relationships with convenience stores in the Salt Lake City, Utah, area will cost the company at least $10,000. We need to educate convenience stores buyers about our products and work to obtain shelf space. We shall do this through direct sales and direct mail.  The company intends to allocate $5,000 as soon as funds are available to the company and $5,000 six months later when the funds become available.

●
Software and hardware updates to maintain service and maintain the company office will cost the company at least $3,000.  As a direct sales company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The company intends to allocate these funds with four month of the funds becoming available.

●
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $30,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover office rent, at $1,995 per month, audit fees, legal and all other management expenses such as those from industry consultants and advisors.  The company intends to pay its lease payments on a timely basis on the first of every month and pay audit fees and legal and all other management fees as they become due.

●
Manufacturing and packaging of 8 hour Energy Gel Caps - production of 26,584 6-pack cards will cost the company at least $17,000.  We would need $6,300- manufacturing of 159,504 capsules, $6,100- packaging into 6 pack blister cards, $500- packaging 12, 6 pack blister cards into a box, and $150- packaging 12 boxes into a master case. Delivery costs to Salt Lake City, Utah office $3,000 and $950 delivery to customer. The company intends to allocate funds to manufacturing, packaging and shipping only after a purchase order has been delivered to the company. (The company does not have a minimum amount that it must contract for in manufacturing or packaging its product.  The above costs are for the amounts stated.)

BUSINESS FACILITIES

Sport Endurance, Inc. is located at 1890 South 3850 West in Salt Lake City, Utah, 84104.  The telephone number is (877) 255-9218.

On October 1, 2009 the Company signed a lease for 3,500 square feet of office space at 1890 South 3850 West in Salt Lake City, Utah, 84104.  The term of the lease is 60 months, beginning on the first day of October, 2009 and ending on the first day of October, 2014.  This location is now the primary location of the Company, rented on a 60 month  basis at a rate of $1,995.00 per month. The office space consists of 2,000 square feet of offices, 500 square feet conference room and 1,000 square feet of storage space.  The storage space will be used for shipping and receiving of the 8-hour Energy Soft-Gel. The company believes that the space is suitable to run its business operations for the next 60 months.

This property is owned by the Companies President, Robert Timothy’s mother and father DeVon Timothy and Robert Timothy. (See related party transactions on page 37.

INTERNET ADDRESS
Our Internet address is http://www.sportenduranceinc.com

The company was unable to obtain the web domain name of sportendurance.com before October 30, 2009. On October 30, 2009 the company registered the web domain name of sportenduranceinc.com for its company website location. The website posted in October of 2009 at http://www.sebev.net was a web site designer’s proposed site for Sport Endurance, Inc.   The www.sebev.net was to be a controlled proposed future site for the company’s Officers only and not for the public’s use.  The www.sebev.net depicted what the web designer thought Sport Endurance, Inc. could look like one year from now.

This site was not authorized by Sport Endurance, Inc. and has been removed. The company does not have any products being produced in house.  The company does not have a National presence nor does the company have any distribution in retail outlets such as 7-11, Flying J. Piggly Wiggly and The Sports Authority.  The company has no revenues and does not private label any business.

Our Internet address is http://www.sportenduranceinc.com

UNIQUE FEATURES OF THE COMPANY

This market is very much lifestyle driven, especially by young, image-conscious adults, who see these drinks, shots and Gel Caps as a kind of fashion accessory.  Early in energy drink history, athletes were the primary consumers. In today’s world, athletes are still a strong target market. However, the consumer base for Gel Caps and energy drinks has now expanded beyond that of simply athletes. From Clubbers, Video-gamers, Extreme Sports enthusiasts to everyday parents looking for a pick me up in the morning while at home or work.

The company believes that the demand for Gel Caps and energy drinks could be a direct result of people’s lives becoming busier. As people fill their lives to capacity and then add even more responsibilities, the daily schedules can become quite overwhelming, leaving little time for rest, relaxation, or sleep. The company intends to market this problem to meet those demands.

Sport Endurance aims to establish its Gel Caps in convenience stores and retail stores in the Salt Lake City, Utah area.  The Company believes that their combination of their specialized Gel Cap, aimed to a consumer that has widespread applicability is one of its unique features.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation in the energy Gel-Cap industry, thereby attracting new clients and building out its network in the energy Gel-Cap industry.

The company aims to form long term working relationships with a number of convenience stores in the Salt Lake City, (Utah) area.

DESCRIPTION OF PRODUCTS

Robert Timothy, CEO and Director of Sport Endurance Inc, came up with idea over the last year of what he believes will be a successful  Liquid Energy Gel Cap.

Product Development:

In early 2009, Mr. Timothy began working with Soft Gel Technologies Inc, located at 6982 Bandini Blvd, Los Angeles, CA 90040.   Soft Gel Technologies, Inc.® (SGTI®) has specialized in providing Natural Products Industry marketers with premium quality dietary supplements in a soft gelatin capsule delivery system. Soft Gel is a full service contract manufacturer dedicated to the production and marketing of branded products and turnkey custom formulations.

Soft Gel is headquartered in Los Angeles, California, it has the capacity to meet high volume demands as well as accommodate smaller jobs.

Mr. Timothy and the Soft Gel Technologies technicians took several months to create the formula for the Gel Cap that Sport Endurance Inc, intends to sell and market. Mr. Timothy and Soft Gel Technologies technicians decided to include the following main ingredients into the product which include Ginseng, Guarana, Vitamins B3, B4, B6, and B12, Antioxidants, and Amino Acids and (L-Arginine). The Gel Cap will go under the label of Sport Endurance 8-Hour Energy Soft Gel. Sport Energy 8-Hour Energy Soft Gel is a product that assists in increasing energy. Sport Endurance, Inc. owns all the right to the formula for the 8-hour Energy Soft-Gel.  Neither Mr. Timothy nor Soft Gel Technologies have any ownership or manufacturing rights to the formula.

The Company has not patented the formula that is to be used in Sport Endurance 8-Hour Energy Soft Gels at this time. The 8-hour Energy Soft-Gel formula created for Sport Endurance is not similar to other Soft Gel technologies product.  Other Soft Gel Technologies customers market to weight loss supplements and the only similarity in ingredients is caffeine.  Sport Endurance Gel-Cap’s are an Energy only formula.

Manufacturing:

In March of 2009, Soft Gel Technologies, Inc. (SGTI) and Sport Endurance Inc. finalized the formula for the Sport Endurance 8-Hour Energy Gel Caps; SGTI will manufacture Sport Energy 8-Hour Energy Soft Gel for the company. Sport Endurance does not have any formal agreements with SGTI to manufacture its 8-Hour Energy Gel Caps. All key ingredients included in our product are readily available from SGTI.    The company has not taken any steps to test the product. SGTI has advised Sport Endurance that they can manufacture 159,504 capsules for sport endurance for $6,300.  SCTI has not produced any 8-Hour Energy Soft Gel Caps for Sport Endurance at this time.

Packaging:

In July of 2009 Mr. Timothy took empty Soft Gel’s capsules from Soft Gel Technologies in the size, shape and consistence of the 8-hour Sport Endurance Gel Cap  to Traco Manufacturing Inc, located at 620 South 1325 West, Orem Utah 84058, for packaging development. Traco has advised Sport Endurance that they can package the 8 hour Energy Gel Caps in the following manner. Traco could package 159,504 capsules into 6 pack blister cards $6,100, $500- packaging 12, 6 pack blister cards into a box, and $150- packaging 12 boxes into a master case.

Traco Manufacturing can provide all packaging needs in connection with the Sport Endurance 8-Hour Energy Gel Cap. Traco has not packaged any product for the Company at this time. Sport Endurance does not have any formal agreements with Traco to package its 8-Hour Energy Gel Caps.

About Traco Manufacturing Inc:

known for: digital printing, flexo printing, corona treating, laminating, pressure sensitive labels, die-cutting, film seaming, slitting, UV coating, printed shrink labels, tamper evident bands, PREFORMS, super shrink, super sealers, PVC SHRINK FILM, Polyolefin shrink film, shrink bags, shrink wrap equipment & supplies.

TRACO MANUFACTURING INC. is a U.S. manufacturer and importer of packaging equipment and shrink film products.  Traco appreciates a growing base of packaging customers as it celebrates 25 years in the shrink film and packaging industry. Traco's packaging products are primarily sold through stocking distributors in the USA and internationally.

Sales Strategy:

We have established a two-prong sales approach; our first prong utilizes direct sales through Robert Timothy and Ronald Schuurman. Our second prong is the use of Mr. Checkout a nationwide convenience store distributor located at 1650 SW 22nd Ave Circle, Boca Raton, FL 33486. Sport Endurance does not have any formal agreements with Mr. Checkout to distribute its 8-Hour Energy Gel Caps.

Direct Sales

Our direct sales is being conducted by Mr. Timothy and Mr. Schuurman, they are currently marketing the product locally in the Salt Lake City, Utah area to convenience stores and small retail shops. Their current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Timothy in the past several months.

Nationwide convenience store distributor

Mr. Checkout Distributors Inc. is a unique 20 year old group of direct-store-delivery (DSD) wagon jobbers, rack distributors, retail merchandisers, wholesale suppliers, manufacturers, and wholesale-to-distributor cash & carry warehouse companies and food and beverage distributors and wholesalers servicing over 44,000 retail stores nationwide. Over 17,000 of the retail store locations are serviced by our network wagon-jobbers. They service convenience stores, groceries, big box stores and super drug stores in the US since 1989. They specialize in convenience store products and c-store distribution channels nationwide. Both Wholesale Suppliers and Distributors are welcome.

The Mr. Checkout model would enable the Company to pay slotting fees to gain shelf space in more than 44,000 retail locations. The cost associated with Mr. Checkout is $30.00 per location per year. Therefore, the required funding needed to support this model would be in excess of $1.3M.

To utilize our second prong of sales approach (Mr. Checkout) the Company will need to seek additional capital to fund the Mr. Checkout model. Presently the Company does not have the additional capital needed to utilize the Mr. Checkout model.

We intend to derive income from these sales and our goal is establish brand recognition.

In order to bring the Companies Sport Endurance 8-Hour Energy Gel Cap to market, the Company will need to seek additional capital of approximately $75,000. These funds would be used for rent, deposits and marketing materials. If the Company is unable to obtain additional financing at reasonable cost, it would be unable to manufacture, package and sell their Gel Caps. Presently the Companies working capital consists of $3,200 which is not sufficient to fund the sale of Gel Caps through Mr. Timothy and Mr. Schuurman.

FEATURES OF THE PRODUCT AND SERVICES:

The Company believes that there is a role for companies that can provide quality products and service.

Our form of product may involve assisting a store in the following:

●	Delivery of only a small amount of product, when a convenience store does not have adequate storage space;
●	Delivery of large amounts of product to stores with large storage space.
●	The ability of the company to speak directly to convenience store managers about the product.

THE ENERGY GEL CAP INDUSTRY

Competition:

There are numerous companies and individuals who are engaged in the ENERGY Gel Cap business, and such business is intensely competitive.  We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional energy Gel Cap company.

The Company believes that by offering quality energy Gel Cap and superior service in the energy Gel Cap industry, then it will have more energy Gel Cap customers. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide energy Gel Caps.   We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to : pricing; the timing and market acceptance of our 8-hour energy gel caps and services. We will face direct competition from several privately-held companies, both online and direct marketing companies.

Many of our existing and potential competitors, which will include online energy Gel caps businesses are focusing more closely on internet based sales, these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial companies which offer internet and direct sales may decide to use extremely low pricing rates in the energy Gel cap market to acquire and accumulate customer accounts and additional self space at stores.  We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than we will.

There can be no assurance that our potential competitors will not develop products and services comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

 There can be no assurance that we will be able to compete against these Energy Gel Cap businesses such as the following:

VPX sports, produces Redline Gel Caps.  The company on its website claims that this product is a Mutli-system rapid fat loss catalyst.  “Redline Gel Caps are a fat burner that busts the thermogenic and energy producing envelope.  Redline is the only matrix ever developed to shred fat through the shivering response in the body.  By shivering the body burns huge amounts of stored body fat for energy in an effort to keep the body warm.”  Redline has a soft gel-capsule, liquid formula, that is marketed to weight Loss Supplement with an added benefit of Energy.  Sport Endurance 8-hour Gel Cap is an energy formula only.  Redline’s formula contains eleven ingredients and Sport Endurance contains fourteen ingredients the only similar ingredient is caffeine.

NVE Pharmaceuticals, produces Stacker 2. The company states on its web site that Stacker 2 Ephedra-free formula is designed for those who are in search of a dietary supplement in an Ephedra-free formula.  Stacker 2 has multiple Energy capsules.  The main difference is Sport Endurance’s delivery system.  Sport Endurance uses a soft-gel capsule with a liquid formula.  Stacker 2 uses a hard shell capsule with a dry powder formula.

BIO-ENGINEERED SUPPLEMENTS & NUTRITION, INC.,  (BSN) Bio-Engineered Supplements & Nutrition, Inc. (BSN) web site states that it is a leading developer, marketer, provider and distributor of nutritional supplements designed for health, training, physique, and performance support. Among other innovative products, BSN has assisted in developing many advancements within the sports nutrition industry, one of which is the ultra-premium breakthrough ingredient Creatine Ethyl Ester Malate (CEM3).  Christopher Ferguson, is the President and CEO of BSN. BSN is a Delaware corporation operating under the laws of the State of Delaware.  The company has received many awards from * Brand of the Year: BSN – 1st Place (2nd Year in A Row) (Bodybuilding.com1)  Muscle Builder of the Year: N.O.-XPLODE– 1st Place (3rd Year in A Row) and CELLMASS  2nd* Place (Also, 2nd Year In A Row) (Bodybuilding.com1)
* Nitric Oxide Product of the Year: N.O.-XPLODE 1st Place (3rd year in a row) and NITRIX. For over 3 consecutive years BSN products have been recognized by consumers as the best in their respective categories

Bio-Engineered Supplements & Nutrition, Inc. is a leading developer, marketer, provider and distributor of nutritional supplements designed for training, physique, and performance. BSN’s innovative and effective products include NITRIXВ®, NO-XPLODETM, CELLMASSВ®, LEAN DESSERT PROTEINTM, SYNTHA-6В®, TRUE-MASSВ®, AXIS-HTTM, CHEATERSTM, THERMONEXTM, ATRO-PHEXВ® AND ENDORUSHTM

Bsn, Inc. offers over 20 different gel caps that range from Cell Mass, endorush, Altro-Phex as unique bio engineered supplements to help customers attain their physique and performance goals.

CURRENT BUSINESS FOCUS

The Company’s business focus is to provide quality Energy Gel Caps and superior service to convenience stores in the Salt Lake City, Utah area along with, at a reasonable  price, to the largest percentage of the target market population as possible.  The Company believes that the ability to deliver a product and consistency of service are main factors in fostering a repeat customer base, greater advisory network and reputation.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are advantages of Competitors over us.

CUSTOMER BASE:  Presently the company does not have an established regular customer base.

FINANCIAL  RESOURCES:  The Company  believes that many of its  competitors ( VPX sports, producer of Redline and NVE Pharmaceuticals , producer of Stacker 2) have  at this time  a significantly greater financial and other resources than we do and  are therefore,  in certain  respects,  in a better  position  to provide  energy Gel Caps as well as promote their services.

COMPETITIVE ADVANTAGES

The Company believes that its key competitive advantages are:

EXPERIENCED MANAGEMENT:

The Company believes that it has experienced management. Our sole Director and executive officer Mr. Timothy has over 5 years of experience in the management and business operations.  The company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its client base.

PERFORMANCE

The Company believes that its ability to provide quality energy Gel Caps, service performance and service consistency is one of its key advantages. Through performance, the Company hopes to develop a repeat customer base, and a greater advisory network and reputation.
NICHE INDUSTRY

We believe the highly specialized nature of our corporate focus enables us to be a better  long-term  partner  for our  clients  than if we were  organized  as a traditional  energy company, which we believe has a limited  usefulness for the client.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Mr. Timothy is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer of Sport Endurance, Inc.  Presently, there are two other employees of the Company, Ronald Schuurman, Chief  Financial  Officer, Treasurer and Shaun Roos,  who is reasonable for development of all marketing material including brochures, sales material.

The Company plans to employ individuals on an as needed basis.  The company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.  Presently Mr. Timothy, Mr. Schuurman and Mr. Roos will devote 40 hours a week to the affairs of the Company.  Mr. Timothy, Mr. Schuurman and Mr. Roos do not receive a salary or benefits in any form.  Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.  Mr. Timothy and Mr. Schuurman will continue to devote 10 hours a week to their other outside business ventures.  Mr. Robert Timothy and Mr. Schuurman no longer provide any services to Robert Timothy Consulting (RTC).  The company does not intend to enter into an employment agreement with either Mr. Timothy or Mr. Schuurman.

ADDITIONAL PRODUCTS:

In, 2011 Sport Endurance, Inc intends to market and distribute quality beverages, snacks and dietary supplements. The Company has set out to develop an Energy drink with a positive, non-offensive name, great taste and competitive pricing. In addition the Company also intends to offer sugar free Energy Shots in various flavors in 2011.

These products will require the Company to seek additional capital of $1M to formulate, manufacture, package and distribution. The Company believes it will not have the additional capital until 2011.

DESCRIPTION OF PROPERTY

We do not own any properties as we are an early stage development company.  Commencing October 1, 2009 the Company occupies 3,500 square feet of office space located at 1890 South 3850 West in Salt Lake City, State of Utah, 84104. This property is owned by the Company’s President Robert Timothy’s mother and father DeVon Timothy and Robert Timothy. (See related party transactions on page 37.

The term of the lease is 60 months, beginning on the first day of October, 2009 and ending on the first day of October, 2014.  This location is now the primary location of the Company, rented on a 60 month basis at a rate of $ 2,135, including monthly charges of $140 for taxes and insurance, per month. Terms of the lease were amended to defer commencement of the lease until February 1, 2010. The office space consists of 2,000 square feet of offices, 500 square feet conference room and 1,000 square feet of storage space.  The storage space will be used for shipping and receiving of the 8-hour Energy Soft-Gel. The company believes that the space is suitable to run its business operations for the next 60 months.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future. We know of no material pending legal proceedings to which our company is a party or of which any of their property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or subsidiary or has a material interest adverse to our company or subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 amendment no. 2 with the SEC with respect to the shares of our common stock to be registered. Please refer to the registration statement and the exhibits and schedules thereto. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 24 holders of our common stock and 2 holders of our preferred stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Nature of business

The following tables and narrative discussion set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. We were incorporated in the State of Nevada on January 3, 2001 under the name of Cayenne Construction, Inc.  The Company ceased all development stage operations as a ready-mix concrete provider in 2002.  The Company was dormant from 2002 until July of 2009.  The Company has had no revenues or expenses for this time period.

The Company was revived on July 28, 2009 and changed its name to Sport Endurance, Inc. in August 2009.  In August 2009 Robert Timothy acquired controlling interest in Sport Endurance, Inc.

Sport Endurance, Inc. is presently offering one Soft Gel Capsule. (Named Sport Endurance 8-hour Energy Soft-Gels).

Our plan of operations for the next twelve months is to raise funds through debt instruments such as bank loans, or private financing in the amount of $75,000. The principal use of the offering proceeds will be to pay rents and working capital necessary upon commencement of operations until sufficient revenues are generated to cover such operating expenditures, marketing materials and initial deposit and costs to pay for future ordered products. Presently we do not have any existing sources or plans for financing.

To commence active business operations we will need to engage in a number of planning stage and preliminary activities. We will commence activities include developing the websites for our 8-hour energy gel capsules, preparing marketing materials and direct mail. We will undertake and work to finish these activities upon completion of this registration statement.

We have started some of the activities, developing the formula for the 8-hour energy soft Gel and creating the initial marketing material but the marketing completion cannot occur without the raising of additional funds in the amount of $75,000.  From August 2009 through the present we have spent a substantial amount of time in developing the formula for 8-hour energy Gel Caps and marketing material, strategic planning, budgeting, preliminary work.

We have determined what we believe the price of our product should be along with the relative cost to manufacture and package and ship the product. We then estimated the administrative expense for servicing the product to arrive at the selling price. If these prices are incorrect it could result in an operating loss for us.

While budgetary manufacturing, packaging, shipping and marketing costs have been established for our product, no definitive work has commenced in development of these products and activities; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mr. Timothy and the small capital raise using a stock purchase agreement pursuant to Regulation D Rule 506 in the amount of $5,000. Furthermore, Sport Endurance has not commenced its major operations of manufacturing, packaging, shipping and market it product. Sport Endurance is considered a development stage company because it has not commenced its major operations. In addition the company has not achieved any revenue in connection with its business to date.

Sport Endurance is a startup and development stage company because it has not commenced any operations so far. Its marketing plan is under development and has not been completed all of these activities need for the company to move forward are contingent on the raising of additional capital in the amount of $75,000.  As a result Sport Endurance is a development stage company and in the absent of revenues and operations the Independent Audit Report dated August 31, 2009, cites a going concern in Note 2 that states, “The Company has not generated any revenues or profits to date. This factor among others raises substantial doubt about the Company’s ability to continue as a going concern. Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. The accompanying consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty”.

 Management has developed what it believes is a viable plan of removing the threat to the continuation of the business. Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management wants to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Presently we do not have any existing sources or plans for financing.

 In 2011 Sport Endurance, Inc. intends to market and distribute quality beverage, snacks and dietary supplements products.

 The company intends to offer  Shocking Great Taste energy drinks in 6 flavors. Mango Cream, Raspberry Cream, Fruit Punch, Tropical, Doo Drop and Cran-Grape. The company intends to offer regular and sugar free versions of Mango Cream.

 In January of 2011, Sport Endurance intends to launch sugar free energy shots. The sugar free shots would be offered in 4 flavors, Mango, Tropical, Fruit Punch and Raspberry.

Significant accounting policies

Equipment

Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Computer equipment	5 years
Furniture and fixtures	7 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations.

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of Financial Instruments

Financial instruments consist principally of cash, trade and notes receivables, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Revenue recognition

For revenue from product sales, we will recognize revenue upon shipment or delivery to our customers based on written sales terms that do not allow for a right of return. As such, revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-based compensation

The Company adopted FASB guidance on stock based compensation upon inception at January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services and compensation from inception through the period ended as presented, and the only issuance of stock for services from inception through the period presented occurred on February 10, 2002 with the issuance of 25,000,000 shares valued at $125,000 .

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Recently Issued Accounting Pronouncement

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC as of September 1, 2009. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows .

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying unaudited condensed financial statements for the three month period ending November 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission) .

During March 2008, the FASB issued new accounting guidance concerning disclosures about derivative instruments and hedging activities. This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008, and was applicable to the Company for the three months ended November 30, 2009. The adoption of this standard did not have any impact on the Company’s financial statements.

Result of Operations

Three Months Ended November 30 , 2009 Compared to the Three Months Ended November 30 , 2008

The following tables and narrative discussion set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the three		For the		January 3, 2001
	months ended		year ended		(inception) to
	November 30,		August 31,		November 30,
	2009	2008	2009	2008	2009
	(Unaudited)				(Unaudited)

Revenue	$-	$-	$-	$-	$-

Operating expenses:
General and administrative	1,112	-	-	-	4,312
Professional fees	8,500	-	-	-	133,500

Total operating expenses	9,612	-	-	-	137,812

Net operating loss	(9,612)	-	-	-	(137,812)

Offering costs	-	-	-	-	(13,000)

Loss before provision for income taxes	(9,612)	-	-	-	(150,812)

Provision for income taxes	-	-	-	-	-

Net (loss)	$(9,612)	$-	$-	$-	$(150,812)

Weighted average number of common shares
outstanding - basic and fully diluted	57,200,000	29,200,000	29,797,808	29,200,000

Net (loss) per share - basic and fully diluted	$-	$-	$-	$-

Sales

During the three months ended November 30 , 2009, we generated $0 in revenues. There was no increase in revenues from the comparable 2008 because the company has not yet commenced operations subsequent to that period.

Operating Expenses

Total operating expenses for the three months ended November 30 , 2009 and 2008 totaled $ 9,612 and $ 0 , respectively. The 100% increase of $9,612 was due to $8,500 of legal and professional fees, $1,048 of depreciation and $64 of bank fees not previously incurred .

Liquidity and Capital Resources

Since our inception on January 3, 2001, we have incurred a loss of ($ 150,812 ).  Our cash and cash equivalent balances were $ 236 for the period ended November 30 , 2009. At November 30 , 2009 we had an accumulated deficit of ($ 150,812 ).  Total current liabilities due to accounts payable were $- 0 -.

We had working capital of $ 2,231 and a deficit accumulated during the exploration stage of $ 150,812 as of November 30 , 2009.  The company’s cash position as of February 3, 2010 was $ 551 .

Fifty Seven Million Two Hundred Thousand (57,200,000) common shares were issued with a value of $0.001. Two Million (2,000,000) Preferred shares were issued with a value of $0.025.  For the period ended November 30 , 2009, net cash used in operating activities was $(8,759). General and administrative expenses as of November 30 , 2009 were $ 1,112 .

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months.  In addition,  we do not have  sufficient  cash and cash  equivalents to execute our operations  for at  least  the  next  twelve  months.  We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan.  We will raise the capital necessary to fund our business through a subsequent offering of equity securities.  Additional  financing, whether  through public or private equity or debt financing,  arrangements  with security holders or other sources to fund operations,  may not be available,  or if available, may be on terms unacceptable to us.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.  If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations.  If adequate  funds are not available to satisfy  either short or long-term  capital requirements,  our  operations  and  liquidity  could  be  materially  adversely affected and we could be forced to cease operations.

 Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management wants to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional capital through debt instruments such as bank loans, or private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing. If the $75,000 dollars is raised the twelve month operating plan shall be as follows (Furthermore, in raising the $75,000 capital, the Company would not move into operations until it has sold its 8-hour Gel Caps and created revenue. The company does not plan on raising additional capital to manufacture and inventorying 8-hour Gel Caps. The company intends to allocate funds to manufacturing, packaging and shipping only after a purchase order has been delivered to the company. The company does not have a minimum amount that it must contract for in manufacturing or packaging its product.  The company believes that it will be able to commercialize its 8-hour Soft Gel Caps with the raising of $75,000 through debt financing. Presently we do not have any existing sources or plans for financing.   The company has not made any progress to date in raising funds such as bank loans or private financing.

●
The implementation of our direct sales model through Mr. Timothy and Mr. Schuurman through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $15,000 toward marketing materials which include filers, broachers, website design.  The company intends to allocate these funds as soon as they are available.

●
The development of strategic relationships with convenience stores in the Salt Lake City, Utah, area will cost the company at least $10,000. We need to educate convenience stores buyers about our products and work to obtain shelf space. We shall do this through direct sales and direct mail.  The company intends to allocate $5,000 as soon as funds are available to the company and $5,000 six months later when the funds become available.

●
Software and hardware updates to maintain service and maintain the company office will cost the company at least $3,000.  As a direct sales company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The company intends to allocate these funds with four month of the funds becoming available.

●
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $30,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover office rent, at $ 2,135 per month, audit fees, legal and all other management expenses such as those from industry consultants and advisors.  The company intends to pay its lease payments on timely base on the first of every month and pay audit fees and legal and all other management fees as they become due.

●
Manufacturing and packaging of 8 hour Energy Gel Caps - production of 26,584 6-pack cards will cost the company at least $17,000.  We would need $6,300- manufacturing of 159,504 capsules, $6,100- packaging into 6 pack blister cards, $500- packaging 12, 6 pack blister cards into a box, and $150- packaging 12 boxes into a master case. Delivery costs to Salt Lake City, Utah office $3,000 and $950 delivery to customer. The company intends to allocate funds to manufacturing, packaging and shipping only after a purchase order has been delivered to the company. (The company does not have a minimum amount that it must contract for in manufacturing or packaging its product.  The above costs are for the amounts stated.)

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the three		For the		January 3, 2001
	months ended		year ended		(inception) to
	November 30,		August 31,		November 30,
	2009	2008	2009	2008	2009
	(Unaudited)				(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(9,612)	$-	$-	$-	$(150,812)
Adjustments to reconcile net (loss)
to net cash used in operating activities:
Depreciation	1,048	-	-	-	1,048
Shares issued for services	-	-	-	-	125,000
Decrease (increase) in assets:
Prepaid expenses	(195)	-	(1,800)	-	(1,995)

Net cash used in operating activities	(8,759)	-	(1,800)	-	(26,759)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common and preferred stock	5,795	-	5,000	-	26,995

Net cash provided by financing activities	5,795	-	5,000	-	26,995

NET CHANGE IN CASH	(2,964)	-	3,200	-	236

CASH AT BEGINNING OF PERIOD	3,200	-	-	-	-

CASH AT END OF PERIOD	$236	$-	$3,200	$-	$236

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-	$-

Non-cash activities:
Common stock issued for services	-	-	-	-	125,000
Common stock issued for equipment	-	-	25,340	-	25,340

Operating Activities

Cash used in operating activities was $(8,759) for the three months ended November 30, 2009 compared to $- 0 - for the three months ended November 30, 2008. Operating cash flows fell by $(8,759) during the three months ended November 30, 2009 due to professional and legal fees, and bank fees paid, while no business was conducted by the company during the three months ended November 30, 2008 .

Investing Activities

Cash used in investing activities was $- 0 - for the three months ended November 30, 2009 compared to $- 0 - for the three months ended November 30, 2008.

Financing Activities

Cash provided by financing activities of $5, 795  for the three months ended November 30, 2009 compared to $- 0 - for the three months ended November 30, 2008.  During the three months ended November 30, 2009, we received net proceeds of $5, 795  from the receipt of proceeds from subscriptions receivable on the issuance of 5,795 ,000 shares of common stock on August 20, 2009,. Cash provided by financing activities for the year ended of fiscal 2008 consisted of zero net proceeds.

Off Balance Sheet Arrangements

We have no significant known off balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our current sole Director, Mr. Robert Timothy and any additional directors in the future are elected annually and will hold office until our next annual meeting of the shareholders (January 15, 2010) and until their successors are elected and qualified (on January 15, 2010 we will elect 2 additional directors). Officers will hold their positions at the pleasure of the Board of Directors.  Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

The following table sets forth our director and executive officers, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until the stockholders duly elect their successor. Officers and other employees serve at the will of the Board of Directors.

Board of Directors

Robert Timothy -- Chairman

Executive Officers

The following table sets forth the name and age of our officers as of August 31, 2009. Our two Executive Officers are elected annually by our sole director, Mr. Timothy.  Both of our current executive officers, Mr. Robert Timothy and Ronald Schuurman, are full-time employees and hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Presently Mr. Timothy and Mr. Schuurman will devote 40 hours a week to the affairs of the Company.  Mr. Timothy and Mr. Schuurman do not receive a salary or benefits in any form.  Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees. Mr. Timothy and Mr. Schuurman will continue to devote 10 hours a week to their other outside business ventures.  Mr. Robert Timothy and Mr. Schuurman no longer provide any services to Robert Timothy Consulting (RTC).  The company does not intend to enter into an employment agreement with either Mr. Timothy or Mr. Schuurman.

NAME	AGE	POSITION	Term since
Robert Timothy	33	Chief Executive Officer	August 20, 2009
Ronald Schuurman	56	Chief Financial Officer	August 20, 2009

MANAGEMENT BIOGRAPHIES

ROBERT TIMOTHY, CHIEF EXECUTIVE OFFICER, PRESIDENT, SECRETARY, AND DIRECTOR (PRINCIPAL EXECUTIVE OFFICER)

Mr. Robert Timothy, aged 33, is the Chief Executive Officer, President, Secretary, and Director (Principal Executive Officer) of the Company.   He was appointed August 20, 2009.

From March 3, 2007 to August 20, 2009, Mr.  Timothy has acted as a Private consultant for Robert Timothy Consulting (RTC).  As business consultants,   RTC provides specialized marketing consulting services to start-up companies in the convenience store industry.  Since 2007, Mr. Timothy has provided marketing support, developing marketing strategies and new product concepts, establishing distribution channels, analyzing branding initiatives for new companies.

Additionally , Mr. Timothy has experience in management and business operations.  From August 12, 1999 to March 3, 2007, Mr. Timothy worked for Fidelity Brokerage Services LLC as a financial planner/Private Access Relationship Manger.  His responsibilities included building strong relationships, developing assets, acquiring new business and servicing Fidelity investments high net worth customers (Private Access Department). Other responsibilities included problem resolution, special projects and engage in discussions around Fidelity’s guidance offerings.

Trading included: stocks, options, mutual funds, precious metals, CD’s, Treasuries, Municipal and Commercial Bonds. Mr. Timothy holds the following Security licenses, Series7 and Series 63.

RONALD SCHUURMAN, CHIEF FINANCIAL OFFICER, TREASURE (PRINCIPAL EXECUTIVE OFFICER)

Mr. Ronald Schuurman, aged 56, is the Chief Financial Officer, Treasure and (Principal Financial Officer and of the Company.   He was appointed on August 20, 2009.

From May 10, 2007 to August 20, 2009 Mr. Ronald Schuurman worked for Robert Timothy Consulting (RTC).   As a business consultant,   RTC provides specialized marketing consulting services to start-up companies in the convenience store industry.  Mr. Schuurman provided business consulting to RTC customers as to store management and product selection.
From October 10, 2006, to May 10, 2007 Mr.  Schuurman worked for WINN-DIXIE STORES, INC., located Jacksonville, Florida as a Pricing and Assortment Manager (Category Manager).   He was responsible for product selection, pricing, and developing promotions and overseeing $350 million in annual sales.  He rolled out the price impact stores (Save Rite) 62 stores in 3 states.

Additionally , Mr.  Schuurman worked for SMITHS FOOD & DRUG, Albuquerque, New Mexico from September 5, 1981 to October 10, 2006 where he was a Non Perishable Specialist (supervisor).  He was responsible for 25 stores merchandising and operations for all non perishable departments.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Committees

All of the directors serve until the next annual meeting of shareholders and until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Our Bylaws set the authorized number of directors at not less than one or more than nine, with the actual number fixed by our board of directors. Our Bylaws authorized the Board of Directors to designate from among its members one or more committees and alternate members thereof, as they deem desirable, each consisting of one or more of the directors, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution.

Our board of directors intends to establish two committees, an Audit Committee and a Compensation Committee. The principal functions of the Audit Committee will be to recommend the annual appointment of the Company’s auditors concerning the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting the Company’s operating results and to review the Company’s internal control procedures. The principal functions of the Compensation Committee will be to review and recommend compensation and benefits for the executives of the Company.

The Company’s Board of Directors resolved that members of the Board can be appointed to consulting Audit and Compensation Committees, and the initial number of the Board members shall be later amended by the Board.

The entire Board of Directors will perform the function of the Audit and Compensation Committee until we appoint directors to serve on the Audit Committee and Compensation Committee.

EXECUTIVE COMPENSATION

Sport Endurance has made no provisions for paying cash or non-cash compensation to its two officers and sole director.  No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for the period from August 31, 2007 through August 31, 2009.  No compensation was awarded for the subsequent three month period ending November 30, 2009.

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALY

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Robert Timothy	2009		0	0	0	0	0	0	0
(Chief Executive Officer)		0	0	0	0	0	0	0	0

Ronald Schuurman	2009	0	0	0	0	0	0	0	0
(Chief Financial Officer)		0	0	0	0	0	0	0	0

Joseph Scarpello	2007	0	0	0	0	0	0	0	0
(Chief Executive Officer)	2008 2009

We did not pay any salaries in 2007, 2008 and 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Stock Option Grants

We have not granted any stock options to our executive officers or Directors since our incorporation.

Employment Agreements

Currently, we do not have an employment agreement in place with any executive officers and director and we do not plan on offering an employment agreement to either Mr. Timothy or Mr. Schuurman.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the common and preferred stock as of August 31, 2009, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the “Named Executive Officers”) and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under securities law, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is disclosed in the table below.

This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

The following table shows the number of shares of common stock beneficially owned as of November 30 , 2009, by each individual directors and executive officers and by all directors and executive officers as a group. The table also sets forth the persons known to us as beneficially owning more than five percent (5%) of the 57,200,000 common shares.

The table below indicates that the company presently has one Director Mr. Robert Timothy and two Officers ; Robert Timothy and Ronald Schuurman in the group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name.

Name and Address of Beneficial Holder	Shares of Common Stock	Percentage of Common Stock (7)
Robert Timothy, 1890 South 3850 West Salt Lake City, Utah 84104 (1)	34,320,000	60.0%
Ronald Schuurman , 1890 South 3850 West Salt Lake City, Utah 84104 (2)	0	0.0%
Calbridge Capital, LLC., Steven Earlman, 3650 Jewel Cave Dr. Las Vegas, Nevada 89122 (3)	14,680,000	26.0%
SLC AIR, INC. Anthony Gallalizeau 2764 Lake Sierra Drive, Suite #111 Los Vegas Nevada (4)	5,000,000	8.0%

All executive officers and directors as a group. There is one Director and two executive officers in the group	34,200,000	60.0%

(1) Robert Timothy is the Sole Director; he is also an officer of the company.
(2) Ronald Schuurman is the Chief Financial Officer; he owns no stock in the Company.
(3) Calbridge Capital, LLC., Steven Earlman, sole shareholder and votes and control these shares
(4) SLC AIR, INC. (4) Anthony Gallalizeau , sole shareholder and votes and control these shares
(5) Wellington Manor Holdings, Inc. Dick McGuirk, 122 Ocean Park blvd Unit 411 Santa Monica, Ca is not named in this table.  Wellington Manor Holdings, Inc. is the beneficial holder of 1,000,000 preferred shares only (no common): Preferred Class A shares converts, at the holder’s option, 1:3, that is, for every one share of preferred class A the holder receives 3 shares of common stock.  Wellington Manor Holdings, Inc. beneficially owns 1,000,000 preferred shares, if fully converted to common Wellington would beneficially own 3,000,000 common shares or 4.9% of 60,200,000 (57,000,000 presently outstanding plus the additional converted 3,000,000 shares).
Wellington Manor Holdings, Inc.   Dick McGuirk sole shareholder and votes and control these shares

(6) Trilogy Expedition, Inc. Ed Garret 122 Ocean Park Blvd.  Unit 410, Santa Monica, Ca..is not named in this table.  Trilogy Expedition, Inc. is the beneficial holder of 1,000,000 preferred shares only (no common): Preferred Class A shares converts, at the holder’s option, 1:3, that is, for every one share of preferred class A the holder receives 3 shares of common stock.  Trilogy Expedition, Inc beneficially owns 1,000,000 preferred shares, if fully converted to common Trilogy Expedition, Inc. would beneficially own 3,000,000 common shares or 4.9% of 60,200,000 (57,000,000 presently outstanding plus the additional converted 3,000,000 shares).
Trilogy Expedition, Inc.,  Ed Garret  sole shareholder and votes and control these shares

(7) Applicable percentage of ownership is based on 57,200,000 shares of common stock and 2,000,000 shares of preferred stock issued and outstanding. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

The shareholder table in the section entitled Certain Relationships and Related Party Transactions shows the number of shares of common stock.  The table shows all common shares beneficially owned as of November 30 , 2009.

Changes in Control

We are not aware of any arrangements, which may result in a change in control of the Company.

Our sole director and chief executive officer Mr. Timothy will continue to own the majority of our common stock when the registration statement becomes effective. Since he will continue control the company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants.   Our preferred shares convert one share Preferred to three common shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Commencing October 1, 2009 the Company occupies 3,500 square feet of office space located at 1890 South 3850 West in Salt Lake City, State of Utah, 84104. This property is owned by the Companies President Robert Timothy’s mother and father DeVon Timothy and Robert Timothy.

The term of the lease is 60 months, beginning on the first day of October, 2009 and ending on the first day of October, 2014.  This location is now considered the primary location of the Company, rented on a 60 month  basis at a rate of $1,995.00 per month. The company believes that the space is suitable to run its business for the next 60 months.

On August 20, 2009, the Company issued 8,980,000 shares of our common stock to Robert Timothy in consideration for $8,980, or $0.001 per share.  The proceeds of $8,980 were received on September 1, 2009. As a result, a common stock subscription receivable of $8,980 was recognized as of August 31, 2009.

On August 20, 2009, the Company issued 25,340,000 shares of our common stock to Robert Timothy in consideration of equipment with a cost basis of $25,340, or $0.001 per share.  The cost basis approximates the fair market value of the equipment as of August 31, 2009.

As a result of Mr. Timothy’s two stock purchases he became the majority shareholder of the company and was elected the sole Director and the Chief Executive Officer of the Company on August 20, 2009.

On August 17, 2009, Joseph Scarpello sold 21,000,000 shares to Calbridge Capital for $25,000.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer and Director and significant stockholders.  However, all of the transactions described above were approved and ratified by our Board of Directors, consisting solely of Mr. Timothy.  In connection with the approval of the transactions described above, our Director took into account several factors, including his fiduciary duty to the Company; the relationship of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available (if applicable); and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our sole Director will continue to approve any related party transaction based on the criteria set forth above.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, consisting solely of Mr. Timothy, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, consisting solely of Mr. Timothy, the Chief Executive Officer of the Company reviews the Company's internal accounting controls, practices and policies.

We were incorporated in the State of Nevada on January 3, 2001 under the name of Cayenne Construction, Inc.  The Company ceased all operations in 2002.  The Company was dormant from 2002 until July of 2009.  The Company has had no revenues or expenses for this time period.

The Company was revived on July 28, 2009 in order to enter into the energy Gel Cap and energy drink market. The Company changed its name to Sport Endurance, Inc. in August 2009.  On August 20, 2009 Robert Timothy acquired controlling interest in Sport Endurance, Inc.

Due to the fact the company was dormant and non active three members of the board were never elected. However after the company was revived Mr. Timothy was elected as a Director on August 20, 2009.  The company intends to hold a shareholder meeting on February 15, 2010 to elect two additional directors.

Our current sole Director, Mr. Robert Timothy and any additional directors in the future are elected annually and will hold office until our next annual meeting of the shareholders (January 15, 2010) and until their successors are elected and qualified (on January 15, 2010 we will elect 2 additional directors). Officers will hold their positions at the pleasure of the Board of Directors.  Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES.

The Nevada Revised Statutes and our Articles of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws, nor our Articles of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable .

Sport Endurance, Inc.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEETS AS OF AUGUST 31, 2009 and 2008 (AUDITED ), and NOVEMBER 30, 2009 (UNAUDITED)

PAGE	F-4
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2009  (AUDITED), THE THREE MONTHS ENDED NOVEMBER 30, 2009 AND 2008 ( UNAUDITED ) AND THE PERIOD FROM JANUARY 3 , 2001 (INCEPTION) TO NOVEMBER 30 , 2009 (UNAUDITED)

PAGE	F-5
STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED AUGUST 31, 2009 AND 2008   (AUDITED), THE THREE MONTHS ENDED NOVEMBER 30, 2009 (UNAUDITED ) AND THE PERIOD FROM JANUARY 3 , 2001 (INCEPTION) TO NOVEMBER 30 , 2009 (UNAUDITED)

PAGE	F-6
STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED NOVEMBER 30 , 2009 AND 2008 (UNAUDITED ), THE YEAR ENDED AUGUST 31, 2009   (AUDITED ), AND THE PERIOD FROM JANUARY 3 , 2001 (INCEPTION) TO NOVEMBER 30 , 2009

PAGE	F-7	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and
Stockholders of Sport Endurance, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of SPORT ENDURANCE, INC. (the “Company”), as of August 31, 2009 and 2008, and the related statements of operations, stockholders’ equity , and cash flows for the years ended August 31, 2009 and 2008 and the period from January 3, 2001 (Inception) to August 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPORT ENDURANCE, INC. as of August 31, 2009 and 2008, and the related statements of operations, stockholders’ equity , and cash flows for the years ended August 31, 2009 and 2008 and the period from January 3, 2001 (Inception) to August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M & K CPAS, PLLC

www.mkacpas.com
Houston, Texas
September 11, 2009

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	August 31,		November 30,
	2009	2008	2009
ASSETS			(Unaudited)

Current assets:
Cash and cash equivalents	$3,200	$-	$236
Prepaid expenses	1,800	-	1,995
Total current assets	5,000	-	2,231

Equipment	25,340	-	24,292

Total assets	$30,340	$-	$26,523

STOCKHOLDERS' EQUITY

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
2,000,000 and -0- shares issued and outstanding as of August 31, 2009 and 2008, respectively and 2,000,000 shares as of November 30, 2009
and 2,000,000 shares as of November 30, 2009	$2,000	$-	$2,000
Common stock, $0.001 par value, 90 ,000,000 shares
authorized, 57,200 ,000 and 29,200,000 shares issued
and outstanding as of August 31, 2009 and 2008,
respectively and 57,200 ,000 shares as of November 30, 2009	57,200	29,200	57,200
Common stock subscriptions receivable, 8,980,000
and -0- shares as of as of August 31, 2009 and 2008,
respectively and 3,185 ,000 shares as of November 30, 2009	(8,980)	-	(3,185)
Additional paid-in capital	121,320	112,000	121,320
(Deficit) accumulated during development stage	(141,200)	(141,200)	(150,812)
Total stockholders' equity	30,340	-	26,523

Total stockholders' equity	$30,340	$-	$26,523

See notes to financial statements

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the three		For the		January 3, 2001
	months ended		year ended		(inception) to
	November 30,		August 31,		November 30,
	2009	2008	2009	2008	2009
	(Unaudited)				(Unaudited)

Revenue	$-	$-	$-	$-	$-

Operating expenses:
General and administrative	1,112	-	-	-	4,312
Professional fees	8,500	-	-	-	133,500

Total operating expenses	9,612	-	-	-	137,812

Net operating loss	(9,612)	-	-	-	(137,812)

Offering costs	-	-	-	-	(13,000)

Loss before provision for income taxes	(9,612)	-	-	-	(150,812)

Provision for income taxes	-	-	-	-	-

Net (loss)	$(9,612)	$-	$-	$-	$(150,812)

Weighted average number of common shares
outstanding - basic and fully diluted	57,200,000	29,200,000	29,797,808	29,200,000

Net (loss) per share - basic and fully diluted	$-	$-	$-	$-

See notes to financial statements

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

							(Deficit)
							accumulated
					Additional	Common stock	during	Total
	Preferred stock		Common stock		paid-In	subscriptions	development	stockholders'
	Shares	Amount	Shares	Amount	capital	receivable	stage	equity
Common stock issued to founder at $0.001 per share, of which $500 was paid in cash	-	$-	1,200,000	$1,200	$-	$-	$-	$1,200

Sale of common stock for cash	-	-	3,000,000	3,000	12,000	-	-	15,000

Net loss for the year ended August 31, 2001	-	-	-	-	-	-	(16,200)	(16,200)

Balance, August 31, 2001	-	-	4,200,000	4,200	12,000	-	(16,200)	-

Issuance of common stock for professional fees	-	-	25,000,000	25,000	100,000	-	-	125,000

Net loss for the year ended August 31, 2002	-	-	-	-	-	-	(125,000)	(125,000)

Balance, August 31, 2002	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2003	-	-	-	-	-	-	-	-

Balance, August 31, 2003	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2004	-	-	-	-	-	-	-	-

Balance, August 31, 2004	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2005	-	-	-	-	-	-	-	-

Balance, August 31, 2005	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2006	-	-	-	-	-	-	-	-

Balance, August 31, 2006	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2007	-	-	-	-	-	-	-	-

Balance, August 31, 2007	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Net loss for the year ended August 31, 2008	-	-	-	-	-	-	-	-

Balance, August 31, 2008	-	-	29,200,000	29,200	112,000	-	(141,200)	-

Issuance of convertible preferred stock for cash	2,000,000	2,000	-	-	3,000	-	-	5,000

Issuance of shares in exchange for contributed equipment at $0.001 per share	-	-	25,340,000	25,340	-	-	-	25,340

Common stock subscription receivable issued at $0.001 per share	-	-	8,980,000	8,980	-	(8,980)	-	-

Previously issued common stock cancelled	-	-	(6,320,000)	(6,320)	6,320	-	-	-

Net loss for the year ended August 31, 2009	-	-	-	-	-	-	-	-

Balance, August 31, 2009	2,000,000	$2,000	57,200,000	$57,200	$121,320	$(8,980)	$(141,200)	$30,340

Sale of common stock for cash	-	-	-	-	-	5,795	-	5,795

Net loss for the three months ended November 30, 2009	-	-	-	-	-	-	(9,612)	(9,612)

Balance, November 30, 2009 (Unaudited)	2,000,000	$2,000	57,200,000	$57,200	$121,320	$(3,185)	$(150,812)	$26,523

See notes to financial statements

SPORT ENDURANCE, INC. (formerly Cayenne Construction, Inc.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the three		For the		January 3, 2001
	months ended		year ended		(inception) to
	November 30,		August 31,		November 30,
	2009	2008	2009	2008	2009
	(Unaudited)				(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(9,612)	$-	$-	$-	$(150,812)
Adjustments to reconcile net (loss)
to net cash used in operating activities:
Depreciation	1,048	-	-	-	1,048
Shares issued for services	-	-	-	-	125,000
Decrease (increase) in assets:
Prepaid expenses	(195)	-	(1,800)	-	(1,995)

Net cash used in operating activities	(8,759)	-	(1,800)	-	(26,759)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common and preferred stock	5,795	-	5,000	-	26,995

Net cash provided by financing activities	5,795	-	5,000	-	26,995

NET CHANGE IN CASH	(2,964)	-	3,200	-	236

CASH AT BEGINNING OF PERIOD	3,200	-	-	-	-

CASH AT END OF PERIOD	$236	$-	$3,200	$-	$236

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-	$-

Non-cash activities:
Common stock issued for services	-	-	-	-	125,000
Common stock issued for equipment	-	-	25,340	-	25,340

See notes to financial statements

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements
August 31, 2009 and 2008
(Information for the three month periods ended
November 30, 2009 and 2008 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of business
Sport Endurance, Inc. (“the Company”) was incorporated as Cayenne Construction, Inc. in the state of Nevada on January 3, 2001 (“Inception”). The Company was formed to be an independent service provider of ready-mix concrete, whereby management was to arrange purchases of ready-mixed concrete by small contractors and customers on a fee basis. The Company ceased operations in 2002 and was revived in 2009 with a name change to, “Sport Endurance, Inc.” on August 6, 2009. The Company intends to manufacture and distribute a line of sports energy drinks.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company is considered to be in the development stage as defined by FASB ASC 915-10-05. This standard requires companies to report their operations, shareholders equity and cash flows from inception through the reporting date. The Company will continue to be reported as a development stage entity until, among other factors, revenues are generated from management’s intended operations. Management has provided financial data since inception (January 3, 2001).

The Company has adopted a fiscal year end of August 31st.

Results of operations for the interim period are not indicative of annual results.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Equipment
Equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Computer equipment	5 years

Furniture and fixtures	7 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and any resulting gain or loss will be reflected in operations.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements
August 31, 2009 and 2008
(Information for the three month periods ended
November 30, 2009 and 2008 is unaudited)

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Start-Up Costs
The Company accounts for start-up costs, including organization costs, under the provisions of FASB ASC 720-15-25-1, whereby such costs are expensed as incurred.

Advertising and promotion
All costs associated with advertising and promoting products are expensed as incurred.

Income taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair value of Financial Instruments
Financial instruments consist principally of cash, trade and notes receivables, trade and related party payables and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

Revenue recognition
For revenue from product sales, we will recognize revenue upon shipment or delivery to our customers based on written sales terms that do not allow for a right of return. As such, revenue is recognized at the time of sale if collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure .

Stock-based compensation
The Company adopted FASB guidance on stock based compensation upon inception at January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services and compensation from inception through the period ended as presented, and the only issuance of stock for services from inception through the period presented occurred on February 10, 2002 with the issuance of 25,000,000 shares valued at $125,000.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements
August 31, 2009 and 2008
(Information for the three month periods ended
November 30, 2009 and 2008 is unaudited)

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the services provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

Recently Issued Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC as of September 1, 2009. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying unaudited condensed financial statements for the three month period ending November 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

During March 2008, the FASB issued new accounting guidance concerning disclosures about derivative instruments and hedging activities. This new standard requires enhanced disclosures for derivative instruments, including those used in hedging activities. It is effective for fiscal years and interim periods beginning after November 15, 2008, and was applicable to the Company for the three months ended November 30, 2009. The adoption of this standard did not have any impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring net losses from operations resulting in an accumulated deficit of $150,812 , and a cumulative deficit of $ 26,759 in cash flows used in operations as of November 30 , 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements
August 31, 2009 and 2008
(Information for the three month periods ended
November 30, 2009 and 2008 is unaudited)

Note 3 – Related Party

On January 10, 2001 the Company issued 1,200,000 shares of common stock to the founder of the Company in exchange for proceeds of $500. Since the par value of the Company’s common stock is the legal minimum value, management recorded compensation for the difference between the amount paid of $500 and the minimum value of $1,200, or $700 in the accompanying statement of operations.

On February 10, 2002, the Company issued 25,000,000 shares to the Company President for professional services rendered. The fair value of those shares was $125,000 on the grant date.

On October 1, 2009, the Company entered into a five year, non-cancellable, commercial and industrial lease with the Company’s CEO, Robert Timothy’s mother and father, DeVon and Robert Timothy that calls for monthly lease payments of $2,135, including monthly charges of $140 for taxes and insurance. On October 1, 2009 the Company paid a $1,995 deposit. Terms of the lease were amended to defer the commencement of the lease until February 1, 2010.

Note 4 – Equipment

Equipment consists of the following:

	November 30,	August 31,	August 31,
	2009	2009	2008

Computer equipment	$10,000	$10,000	$-
Furniture and fixtures	15,340	15,340	-
	25,340	25,340	-
Less accumulated depreciation	(1,048)	-	-
	$24,292	$25,340	$-

Depreciation expense totaled $1,048 for the three months ended November 30, 2009 and $-0- and $-0- for the years ended August 31, 2009 and 2008, respectively.

Sport Endurance, Inc. (formerly Cayenne Construction, Inc.)
(A Development Stage Company)
Notes to Financial Statements
August 31, 2009 and 2008
(Information for the three month periods ended
November 30, 2009 and 2008 is unaudited)

Note 5 – Stockholders’ Equity

On July 28, 2009, the shareholders of the Company voted to increase the authorized common shares of the Company from 30,000,000 authorized shares of common stock to 90,000,000 authorized shares of common stock.  Additionally, the shareholders voted to establish preferred shares of the Company at 10,000,000 authorized shares of preferred stock. As a result of this vote, the Company filed an amendment to its Articles of Incorporation to reflect this change.

Common stock
On January 10, 2001 the Company issued 1,200,000 shares of common stock to the founder of the Company in exchange for proceeds of $500. Since the par value of the Company’s common stock is the legal minimum value, management recorded compensation for the difference between the amount paid of $500 and the minimum value of $1,200, or $700 in the accompanying statement of operations.

The Company issued a total of 3,000,000 shares of its $.001 par value common stock during May 2001 in a private placement under Rule 506 of the Securities Act of 1933 for $15,000 in cash, or $0.005 per share to a total of nineteen individual investors. Due to a lack of operations, management believes the purchase price of $0.005 per share is representative of fair value.

On February 10, 2002, the Company issued 25,000,000 shares to the Company President for professional services rendered. The fair value of those shares was $125,000 on the grant date.

On August 20, 2009, the Company issued 8,980,000 founder’s shares of common stock at the par value of $0.001 per share in exchange for a subscription receivable of $8,980. The Company received proceeds of $ 5,795 during the three months ended November 30 , 2009. As a result, a common stock subscription receivable of $ 3,185 remains outstanding as of November 30 , 2009.

On August 20, 2009, the Company issued 25,340,000 founder’s shares of common stock at the par value of $0.001 per share in exchange for contributed equipment with a cost basis of $25,340. The cost basis approximates the fair market value of the equipment as of August 31, 2009.

On August 20, 2009, the Company cancelled and returned to treasury 6,320,000 shares of common stock previously issued to founders. No consideration was provided and the total par value of $6,320 was recorded as additional paid-in capital.Preferred stock
On August 15, 2009, the Company issued a total of 2,000,000 shares of preferred stock to two individual investors in a private placement under Rule 506 of the Securities Act of 1933 for $5,000 in cash, or $0.0025 per share.

Note 6 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 on January 1, 2008. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has various financial instruments that must be measured under the new fair value standard including: cash and equipment. The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis, with the exception of equipment. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table provides a summary of the fair values of assets and liabilities :

		Fair Value Measurements at
		November 30, 2009
	Carrying
	Value
	November 30,
	2009	Level 1	Level 2	Level 3
Assets:
Cash	$236	$236	$-	$-
Equipment , net	24,292			24,292
Total	$24,528	$236	$-	$24,292

Note 7 – Subsequent Events

On January 28, 2010 , the Company received proceeds of $ 3,185 as payment on a common stock subscription receivable for 3,185 ,000 founder’s shares that were issued on August 20, 2009.

On January 28, 2010, the Company received $315 as a short term loan from the Company’s CEO. The unsecured loan bears interest at 8% and is due on demand.

In accordance with ASC 855-10, all subsequent events have been reported through the filing date of February 3, 2010.

Note 7 – Subsequent Events

On January 28, 2010 , the Company received proceeds of $ 3,185 as payment on a common stock subscription receivable for 3,185 ,000 founder’s shares that were issued on August 20, 2009.

On January 28, 2010, the Company received $315 as a short term loan from the Company’s CEO. The unsecured loan bears interest at 8% and is due on demand.

In accordance with ASC 855-10, all subsequent events have been reported through the filing date of February 3, 2010.

 PROSPECTUS

 SPORT ENDURANCE, INC.

 8,200,000 SHARES OF COMMON STOCK

  Until (           ), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Audit/Administrative Fees and Expenses	$13,500
SEC Registration Fee	100
Legal Fees/Expenses	10,000

TOTAL	$23,600

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES.

Backround information.

The parties (Joseph Scarpello, Robert Timothy, Calbridge, Wellington and Trilogy) are unrelated and are not affiliated.

In May of 2001, Cayenne Construction, Inc. pursuant to a private placement under Rule 506 of the Securities Act of 1933 sold 3,000,000 common shares for $15,000 in cash, or $0.005 per share to a total of nineteen investors.

Joseph Scarpello acquired the controlling shares (26,200,000) of Cayenne Construction, Inc. in 2002.  Mr. Scarpello purchased 1,200,000 common shares from Mr. Nanci on February 5, 2002 and Mr. Scarpello also received 25,000,000 shares on February 10, 2002 for legal services.

 The company was dormant from 2002 until July of 2009.  Mr. Scarpello sold 5,000,000 shares to SLC Air on 12-19-2007. SLC Air is the business of buying and reselling airplanes.  The Company had no operations or revenues during this time period.  From 2002 until July of 2009 there were issued and outstanding 29,200,000 common shares.

The Company was revived on July 28, 2009. On August 1, 2009 Mr. Timothy agreed to purchase controlling interest 34,230,000 common shares from the company for $34,230.00. Mr. Timothy was orally advised that there were 22,970,000 common shares outstanding (which was an inadvertent mathematical error) and no preferred shares outstanding. This agreement was subject to Mr. Timothy’s review and drafting of agreements. The agreement and attachments were executed on August 20, 2009.

Pursuant to the oral agreement with Mr. Timothy on August 15, 2009, The Company initiated a private offering. A summary of the offering included 2,000,000 shares of the Company’s Preferred stock issued at $0.0025 per share.  Net proceeds from this offering amounted to $5,000.  (See transaction (1) and (2) below).

On August 15, 2009, the following preferred shares were issued to accredited investors without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. August 31, 2009, was the final closing date and all subscription agreements had been executed in connection with the August 2009 offering; furthermore, no offers or sales have been made in connection with the August 2009 offering after this registration statement was filed on September 16, 2009.

Preferred stock

On August 15, 2009, The Company initiated a private offering. A summary of the offering included 2,000,000 shares of the Company’s Preferred stock issued at $0.0025 per share.  Net proceeds from this offering amounted to $5,000.  (See transaction (1) and (2) below).

 (1).  On August 15, 2009, the company issued 1,000,000 shares of our preferred stock to Wellington Manor Holdings, Inc. in consideration for $2,500 or $0.0025.  Wellington Manor Holdings is the business of refurbishing real-estate located in the state of California.  Wellington Manor Holdings, Inc. is unrelated and not affiliated to any of the parties.

 (2).  On August 15, 2009, the company issued 1,000,000 shares of our preferred stock to Trilogy Expedition, Inc. in consideration for $2,500 or $0.0025.   Trilogy Expedition, Inc. is in the business of producing movies.  Trilogy Expedition, Inc. is unrelated and not affiliated to any of the parties.

The offer and sale of such shares of our preferred stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 and 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Common stock

 On August 17, 2009 Mr. Scarpello sold 21,000,000 shares to Calbridge Capital for $25,000 based on the fact that the company would be under new management and that the company would be developing a new business model. Calbridge Capital is a boutique investment banking firm. Mr. Scarpello maintained 200,000 common shares.

Mr. Timothy’s review of Sport Endurance, Inc. showed the following common shares issued an outstanding. 1) 3,000,000 issued pursuant to 2001 offering. 2)  5,000,000 shares sold to SLR Air in 2007. 3)  Joseph Scarpello 200,000 4) Calbridge 21,000,000 for a total of 29,200,000 common shares issued and outstanding (instead of the 22,970,000 that he originally was inadvertently advised). A difference of 6,320,000 outstanding common shares.

Mr. Timothy orally advised Sport Endurance that he would not complete the transaction and develop the energy drink gel cap business based on 29,200,000 common shares outstanding (as he had anticipated that here would be only 22,970,000 outstanding shares).

In order for the transaction to be completed Calbridge agreed to cancel 6,320,000 common shares.  Calbridge determined that it was in their economic best interest to have this transaction occur for certain at this time with Mr. Timothy as the Director and officer of this development stage business.  Calbridge determined that the potential for Mr. Timothy’s involvement in running the company at this time was better than an unknown future and thus decided to return for cancelling 6,320,000 common shares.  No consideration was provided and the total par value of $6,320 was recorded as additional paid-in capital.

On August 20, 2009 based on Calbridge agreeing to cancel 6,320,000 common shares Mr. Timothy executed the asset purchase agreement for 25,310,000 common shares and he purchased 8,890,000 common shares for $8,890.

On August 20, 2009 the following common shares were issued to accredited investors without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similar applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

On August 20, 2009, the Company issued 8,980,000 shares of our common stock to Robert Timothy, in consideration for $8,980, or $0.001 per share.   Proceeds of $ 5,795 were received on September 15 , 2009 , and $3,185 were received on January 28,2010,. As a result, a common stock subscription receivable of $ 3,185 and $ 8,980 was recognized as of November 30, 2009 and August 31, 2009 , respectively .

On August 20, 2009, the Company issued 25,340,000 shares of our common stock to Robert Timothy, in consideration of equipment with a cost basis of $25,340, or $0.001 per share.  The cost basis approximates the fair market value of the equipment as of August 31, 2009.

As a result of Mr. Timothy’s purchasing 8,900,000 and 25, 320,000 common shares of the company’s stock he became the majority shareholder and was Elected President and Director of the Company on August 20, 2009.
The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 504 and 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 27.          EXHIBITS.

Exhibit No.		Description

3.1	*	Certificate of Incorporation of Sport Endurance, Inc.
3.2	*	Bylaws of Sport Endurance, Inc.
3.3	****	Certificate of Designation
5.1		Opinion of Law Office of Leo Moriarty
10.1	**	Lease of company property, 1890 South 3850 West Salt Lake City, Utah 84104
10.2	**	Form D 506, preferred shares, 8-15-2009
10.3	***	Stock Purchase agreement, Scarpello/Calbridge
10.4	***	Minutes of Board of Directors, Sport Endurance, 6,320,000
10.5	***	Asset Purchase agreement
23.1		Consent of M&K CPAS, PLLC
23.2		Consent of Law Office of Leo Moriarty (included in Exhibit 5.1)
__________________
*	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed on September 16, 2009, File No. 333-153354.
**	Incorporated by reference to the Company’s Registration Statement on Form S-1 amendment No. 1, filed on November 2, 2009, File No. 333-153354
***	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed on December 9, 2009, File No. 333-153354.

****	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed on December 31, 2009, File No. 333-153354

ITEM 28.          UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering..

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on February 3, 2010.

Sport Endurance, Inc.

By:	/s/ Robert Timothy Robert Timothy
(Principal Executive Officer Chief Executive Officer, Sole Director)

By:	/s/Ronald Schuurman Ronald Schuurman
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following. persons in the capacities and on the dates indicated.

Sport Endurance, Inc.

February 3, 2010	By:	/s/ Robert Timothy Robert Timothy
(Principal Executive Officer Chief Executive Officer, Sole Director)

February 3, 2010	By:	/s/Ronald Schuurman Ronald Schuurman
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)